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EXHIBIT 21

SUBSIDIARIES OF SEA CONTAINERS LTD.

Jurisdiction of Organization

Sea Containers U.K. Ltd.	U.K.
Ferry and Port Holdings Ltd. (subsidiary of Sea Containers U.K. Ltd.)	U.K.
Subsidiaries of Ferry and Port Holdings Ltd.
Illustrated London News and Sketch Ltd.	U.K.
Sea Containers Ferries Ltd.	U.K.
Subsidiaries of Sea Containers Ferries Ltd.
Hoverspeed GB Ltd.	U.K.
Hoverspeed Ltd.	U.K.
Subsidiaries of Hoverspeed Ltd.
Hoverspeed (1981) Ltd.	U.K.
Hoverspeed (Kent) Ltd.	U.K.
Hoverspeed Services Ltd.	U.K.
Sea Containers Ferries Scotland Ltd.	U.K.
Sea Containers Ports Ltd.	U.K.
Folkestone Properties Ltd. (subsidiary of Sea Containers Ports Ltd.)	U.K.
Sea Containers British Isles Ltd. (subsidiary of Sea Containers U.K. Ltd.)	U.K.
Subsidiaries of Sea Containers British Isles Ltd.
Fairways and Swinford (Travel) Ltd.	U.K.
GNER Holdings Ltd.	U.K.
Great North Eastern Railway Ltd. (subsidiary of GNER Holdings Ltd.)	U.K.
Hart, Fenton & Co. Ltd.	U.K.
Sea Containers Chartering Ltd.	U.K.
Sea Containers House Management Ltd.	U.K.
Sea Containers Italia Holdings S.r.l.	Italy
SuperSeaCat Italia S.r.l. (subsidiary of Sea Containers Italia Holdings S.r.l.)	Italy
Sea Containers Property Services Ltd.	U.K.
Sea Containers Railway Services Ltd.	U.K.
Sea Containers Services Ltd.	U.K.
Periandros S.A.(subsidiary of Sea Containers Services Ltd.)	Greece
Yorkshire Marine Containers Ltd.	U.K.
Atlantic Maritime Services Ltd.	Bermuda
Contender 1 Ltd.	Bermuda
Contender 2 Ltd.	Bermuda
Farhschiff Europa K.B.	Finland
The Marine Container Insurance Company Ltd.	Bermuda
Sea Containers America Inc.	Delaware

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Subsidiaries of Sea Containers America Inc.
Charleston Container Shops Inc.	Delaware
Charleston Marine Containers Inc.	Delaware
Houston Marine Containers Inc.	Delaware
SeaCo Texas Properties Inc.	Delaware
SeaStreak America Inc.	Delaware
Pacifica Ship Management (Singapore) Pte. Ltd.	Singapore
Paulista Containers Maritimos Ltda.	Brazil
SeaCat Ltd.	Bermuda
SeaCat 2 Ltd.	Bermuda
SeaCat 4 Ltd.	Bermuda
SeaCat 6 Ltd.	Bermuda
SeaCat 7 Ltd.	Bermuda
Sea Containers Asia Pte. Ltd.	Singapore
Sea Containers Australia Ltd.	Australia
Sea Containers Australia No. 3 Pty Ltd. (subsidiary of Sea Containers Australia Ltd.)	Australia
International Reefer Services Pty Ltd. (subsidiary of Sea Containers Australia No. 3 Pty Ltd.)	Australia
Sea Containers Brasil Ltda.	Brazil
Brasiluvas Agricola Ltda. (subsidiary of Sea Containers Brasil Ltda.)	Brazil
Sea Containers Finance Ireland	Ireland
Sea Containers Ports and Ferries Ltd.	Bermuda
Sea Containers Isle of Man Ltd. (subsidiary of Sea Containers Ports and Ferries Ltd.)	Isle of Man
Isle of Man Steam Packet Holdings Ltd. (subsidiary of Sea Containers Isle of Man Ltd.)	Isle of Man
Subsidiaries of Isle of Man Steam Packet Holdings Ltd.
Isle of Man Steam Packet Company Ltd.	Isle of Man
Isle of Man Steam Packet Finance Ltd.	Isle of Man
Sea Containers Properties Ltd.	Bermuda
Sea Containers SPC Ltd.	Bermuda
Silja Holdings Ltd.	U.K.
Silja Oyj Abp (subsidiary of Silja Holdings Ltd.)	Finland
Subsidiaries of Silja Oyj Abp
Sally Ab	Finland
SeaWind Line AB	Sweden
Crown Cruise Line Inc. SA	Panama
Silja Cruise AB	Sweden
Société Bananière de Motobe S.A.	Ivory Coast
SuperSeaCat 1 Ltd.	Bermuda
SuperSeaCat 2 Ltd.	Bermuda
SuperSeaCat 3 Ltd.	Bermuda
SuperSeaCat 4 Ltd.	Bermuda

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